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                                                                  EXHIBIT (a)(6)

                    GOLDMAN SACHS VARIABLE INSURANCE TRUST

                         AMENDMENT NO. 5 TO AGREEMENT
                           AND DECLARATION OF TRUST


     The undersigned Secretary/Assistant Secretary of Goldman Sachs Variable Insurance Trust hereby certifies that the following resolutions were duly adopted by the Board of Trustees of said Trust on August 1, 2000:



     RESOLVED, that the termination of the Goldman Sachs Variable Insurance Trust's Goldman Sachs Growth Strategy Portfolio, Goldman Sachs Conservative Strategy Portfolio, Goldman Sachs Balanced Strategy Portfolio and Goldman Sachs Aggressive Growth Strategy Portfolio, Goldman Sachs Growth and Income Strategy Portfolio, Goldman Sachs CORE International Equity Fund
     Goldman Sachs Short Duration Government Fund and Goldman Sachs High Yield Fund, be, and hereby is, ratified, confirmed and approved.


As of August 1, 2000                               /s/ Howard B. Surloff
                                                   ---------------------------
                                                       Howard B. Surloff

                                                  Title: Assistant Secretary